As filed with the Securities and Exchange Commission on May 29, 2024

Registration Statement No. 333-256137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

ON
FORM S-1
TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRSPAN NETWORKS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3663	85-2642786
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

(561) 893-8670

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Brant

Chief Financial Officer

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

(561) 893-8670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Doerksen Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104 (206) 903-8800	Christopher J. Riley General Counsel Airspan Networks Holdings Inc. 777 Yamato Road, Suite 310 Boca Raton, Florida 33431 (561) 893-8670

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 6 on Form S-1 to the Registration Statement on Form S-4 (No. 333-256137) (the “Amendment”) in order to deregister any and all securities originally registered by the registrant, and which remain unsold as of the date hereof, pursuant to the Registration Statement initially filed with the Securities and Exchange Commission on Form S-4, and for which Post-Effective Amendment No. 5 on Form S-1 to Form S-4 was filed on May 31, 2023 and declared effective on June 15, 2023 (the “Registration Statement”).

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 28th day of May, 2024.

AIRSPAN NETWORKS HOLDINGS INC.

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Name and Signature	Title	Date

/s/ Glenn Laxdal	Chief Executive Officer, President, and Director	May 28, 2024
Glenn Laxdal	(Principal Executive Officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	May 28, 2024
David Brant	(Principal Financial and Accounting Officer)

/s/ Thomas S. Huseby	Director and Chairman of the Board	May 28, 2024
Thomas S. Huseby

/s/ Michael T. Flynn	Director	May 28, 2024
Michael T. Flynn

/s/ Marc Heimowitz	Director	May 28, 2024
Marc Heimowitz

/s/ Scot B. Jarvis	Director	May 28, 2024
Scot B. Jarvis